EXHIBIT 10.15

Power of Attorney

I, Ming Li, citizen of the People’s Republic of China (the “PRC”), the ID Code is [*], hereby irrevocably assigns Victor Wang the following powers and rights during the term of this Power of Attorney:

I hereby assigns Victor Wang to vote on my behalf at the shareholders’ meetings of Shanghai Mtone Wireless Network Information Co., Ltd. and exercise the full voting rights as the shareholder of the company as have been given to me by law and under the Articles of Association of the company, including but not limited to, the right to sell or transfer any or all of the shares of Shanghai Mtone Wireless Network Information Co., Ltd. held by myself and designate and appoint the directors and the general manager etc of Shanghai Mtone Wireless Network Information Co., Ltd. acting as my authorized representative on the shareholders’ meeting of the company.

Such authorization is based upon the condition that Victor Wang is acting as an employee of Mtone Wireless Telecommunication (Shanghai) Co., Ltd. and Mtone Wireless Telecommunication (Shanghai) Co., Ltd. agrees such authorization and designation. Once Victor Wang loses his title or position in Mtone Wireless Telecommunication (Shanghai) Co., Ltd. or Mtone Wireless Telecommunication (Shanghai) Co., Ltd. issues a written notice to dismiss or replace the designated/authorized person, I will withdraw such authorization to him immediately and designate/authorize other individual employed by Mtone Wireless Telecommunication (Shanghai) Co., Ltd. to exercise the full voting rights on behalf of myself at the shareholders’ meetings of Shanghai Mtone Wireless Network Information Co., Ltd.

The term of this Power of Attorney is 10 years unless the early termination of Operation Agreement jointly executed by Mtone Wireless Telecommunication (Shanghai) Co., Ltd., Shanghai Mtone Wireless Network Information Co., Ltd., me and Karl Zhao by any reason, commencing from the execution date of this Power of Attorney. This Power of Attorney is executed by Chinese and English, and in case of confliction, the Chinese version is prevail.

/s/ MING LI
Ming Li

*	This provision is the subject of a confidential treatment request.

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.